UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 11, 2012

Date of Report (Date of earliest event reported)

WESTERN GAS PARTNERS, LP

(Exact name of Registrant as specified in its charter)

Delaware	001-34046	26-1075808
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1201 Lake Robbins Drive

The Woodlands, Texas 77380-1046

(Address of principal executive offices)

(832) 636-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 9, 2012, Western Gas Partners, LP (the “Partnership”), together with its general partner, entered into an Underwriting Agreement (the “Underwriting Agreement”) with RBS Securities Inc., as representative of the several underwriters, relating to the public offering of $150 million aggregate principal amount of the Partnership’s 4.0% senior notes due 2022 (the “Additional Notes”) at a price to the public of 105.178% of the face amount of the Additional Notes.

The Additional Notes are being offered as additional senior notes under an indenture (the “Indenture”) pursuant to which the Partnership issued $520 million aggregate principal amount of 4.0% senior notes due 2022 on June 28, 2012. The Additional Notes are identical to, and will be treated as a single class of debt securities with, the previously issued senior notes under the Indenture. The offering of the Additional Notes is expected to close on October 18, 2012, subject to customary closing conditions. The Partnership intends to use the net proceeds from the offering of the Additional Notes for general partnership purposes.

The offering was made pursuant to the Partnership’s shelf registration statement on Form S-3 (File No. 333-174043), which became effective on May 9, 2011.

The Underwriting Agreement contains customary representations, warranties and agreements by the Partnership, customary conditions to closing, indemnification obligations of the Partnership and the underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and incorporated by reference herein.

Relationships

From time to time, certain of the underwriters and their related entities have engaged, and may in the future engage, in commercial and investment banking transactions with the Partnership in the ordinary course of their business. They have received, and expect to receive, customary compensation and expense reimbursement for these commercial and investment banking transactions.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of the Exhibit

Exhibit 1.1	Underwriting Agreement, dated October 9, 2012, by and among the Partnership, Western Gas Holdings, LLC and RBS Securities Inc., as representative of the several underwriters named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN GAS PARTNERS, LP

	By:	Western Gas Holdings, LLC, its general partner

Date: October 11, 2012	By:	/s/ Philip H. Peacock
Philip H. Peacock
Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description of the Exhibit

Exhibit 1.1	Underwriting Agreement, dated October 9, 2012, by and among the Partnership, Western Gas Holdings, LLC and RBS Securities Inc., as representative of the several underwriters named therein.